UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2010

Sorrento Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52228	33-0344842
(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices, Including Zip Code)

(858) 210-3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 25, 2010, the Board of Directors of Sorrento Therapeutics, Inc. appointed Jane Hsiao, Ph.D., MBA, as a member of the Company’s Board of Directors. Dr. Hsiao was appointed as a director designee of OPKO Health, Inc., which currently holds 26.2% of the Company’s common stock, to fill the vacancy created by the resignation of James Freedman, Ph.D., M.D. The right of OPKO to designate a director arises under the Company’s Merger Agreement, dated July 14, 2009, as previously reported in its filings with the Securities and Exchange Commission. Dr. Hsiao’s term will expire at the 2010 annual meeting of stockholders, at which time it is expected that she will stand for re-election by the Company’s stockholders. She is not currently expected to be named to any committee of the Board of Directors.

Other than Dr. Hsiao’s relationship with OPKO as its designee to the Board of Directors, there are no arrangements between Dr. Hsiao and any other person pursuant to which Dr. Hsiao was selected as a director, nor are there any transactions to which the Company is or was a participant in which Dr. Hsiao has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: January 25, 2010	By:	/s/ ANTONIUS SCHUH
	Name:	Antonius Schuh, Ph.D.
	Title:	Chief Executive Officer